Exhibit 99.1

News Release
For immediate release
Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509-835-1521	509-835-1558

PotlatchDeltic Acquires Timberlands in Southern Arkansas and Northern Louisiana

SPOKANE, Wash.– December 22, 2021 – PotlatchDeltic Corporation (Nasdaq: PCH) announced today a merger with Loutre Land and Timber Company (“Loutre”). PotlatchDeltic issued 1.96 million shares of common stock and assumed debt of $6.6 million in exchange for Loutre’s 51,340 acres of high-quality, well-stocked timberlands in southern Arkansas and northern Louisiana.

Key attributes of the Loutre timberlands:

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Stocking levels of approximately 90 tons per acre
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Average age of the timber is greater than 40 years
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Sawlogs represent approximately 70% of the timber inventory
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Highly integrated with PotlatchDeltic’s existing timberlands and sawmills
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Expect annual average EBITDDA of $8.5 million and annual average capital expenditures of $600,000 over the first 10 years

“Loutre is a highly-attractive bolt-on acquisition that enhances our existing timberland footprint in southern Arkansas and northern Louisiana,” said Eric Cremers, president and chief executive officer of PotlatchDeltic. “We know the markets well and our integrated operating model will create additional value as we process the mature timber in our Waldo and Warren, Arkansas sawmills. Loutre also increases our stable cash flows, which is key to growing our regular dividend sustainably over time,” stated Mr. Cremers.

“Loutre has a long, rich history dating back to 1907,” said Jeff Nolan, president and chief executive officer of Loutre. “This tax-free transaction provides a way for Loutre shareholders to maintain ties to that timber legacy, while creating liquidity for our growing shareholder base,” stated Mr. Nolan.

“Most of Loutre’s shareholders were also shareholders of Deltic Timber Corporation,” said Chip Murphy, chairman of Loutre. “The PotlatchDeltic merger has been very successful and we have benefited from the management and performance of the combined entity. Transferring Loutre’s timberlands for increased ownership in PotlatchDeltic provides higher dividends, flexibility and diversification to Loutre shareholders,” stated Mr. Murphy.

PotlatchDeltic manages its timberlands on a sustainable basis. Forestry practices on the acquired acres will be subject to third-party certification to standards developed by the Sustainable Forestry Initiative®.

About PotlatchDeltic

PotlatchDeltic (Nasdaq:PCH) is a leading Real Estate Investment Trust (REIT) that owns approximately 1.8 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources. More information can be found at www.potlatchdeltic.com.

About Loutre

Loutre Land and Timber Company is a closely held S Corporation that owned and managed 51,340 acres of highly productive timberlands in southern Arkansas and northern Louisiana. The company was headquartered in El Dorado, Arkansas.

Forward-Looking Statements

This communication contains statements that are forward-looking within the meaning of the federal securities laws, including, without limitation, information about the Company’s capital allocation strategy, stocking levels, average age of timber, sawlog component of timber inventory, expected EBITDDA and capital expenditures, an expected increase in stable cash flows, higher dividends, liquidity, diversification and expected third-party certification of the acquired timberlands. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include our share price, the trading volume of our shares, the nature of other investment opportunities presented to us from time to time, our cash flows from operations, general economic conditions and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent reports that we file with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release, and we undertake no obligation to update these forward-looking statements after the date of this news release, except as required by law.

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